UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐          Definitive Proxy Statement
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☒          Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communications made by Genco Shipping & Trading Limited (the “Company”):

1.	Press release containing letter to the Company’s shareholders

2.	LinkedIn post

3.	Letter to the Company’s shareholders posted on the Company’s website

The items listed above were first published, sent, or given to the Company’s shareholders on January 22, 2024.

Genco Highlights Steps the Company Is Taking to Drive Sustainable, Long-Term Shareholder Value

Issues Open Letter to Shareholders

NEW YORK, January 22, 2024 -- Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today issued a letter to shareholders highlighting steps the Company is continuing to take to drive sustainable, long-term shareholder value.

The full text of the letter follows:

Dear Fellow Shareholders,

We are writing today with an update on the important steps we continue to take at Genco to drive sustainable, long-term shareholder value for you.

Over the last several years, our Board of Directors and management team have navigated various market environments, exhibited a disciplined approach to capital allocation and overseen the successful transformation of the Company while maintaining the highest of corporate governance standards. As a result of these actions, the Company is delivering solid operating results and has a strong foundation for continued growth built on its diverse fleet and financial strength.

We are continuing to take concrete measures to deliver on our Comprehensive Value Strategy in a sustainable manner. We developed this strategy with the goal of ensuring that Genco is well positioned to drive value through drybulk shipping market cycles by enhancing the Company’s potential to deliver returns to shareholders, reducing the Company’s financial risks and maximizing the Company’s ability to pursue accretive growth opportunities. Our recent progress has included:

•
Paying sustained dividends across the market cycles. The Company has paid 17 consecutive quarterly dividends since 2019, including eight since the announcement of the Value Strategy in 2021. Over this 17-quarter period, the Company has paid dividends of $4.745 per share, or approximately 30% of the current share price;

•
Prioritizing deleveraging within our strong capital structure through voluntary debt repayments to maintain low financial leverage and reduce our cash flow breakeven rate. We are making [notable] progress towards our medium-term goal of zero net debt and have lowered our debt outstanding by 68% or over $300 million, from Q1 2021 to Q3 2023, significantly reducing our net loan-to-value ratio and cash flow breakeven rate to the lowest in our peer group; and

•
Focusing on opportunistically driving growth and profitability, having invested $520 million in fleet expansion and modernization in the last five years to add 17 modern, high specification eco vessels to our fleet. We have advanced our fleet renewal strategy with the recent acquisition of two high specification scrubber-fitted Capesize vessels and have an agreement to sell an older, less fuel-efficient Capesize vessel. At the same time, we have invested in new technology that increases efficiency while reducing fuel usage and lowering costs, making our fleet more sustainable and more profitable.

Looking ahead, we have the resources to continue these efforts, having recently closed on a $500 million revolving credit facility and by maintaining significant access to capital with approximately $290 million of undrawn revolver availability. Among other uses, this capital can help us fund future accretive growth opportunities.

A key focus for our Board as part of the Comprehensive Value Strategy is capital allocation. Based on a rigorous analysis of capital allocation alternatives, the Board has strategically prioritized financial deleveraging while simultaneously returning significant capital to shareholders and opportunistically pursuing growth. We believe that achieving low net leverage and, in turn, reduced cash flow breakeven levels provides the most flexibility and optionality for the Company to pursue accretive growth opportunities while maintaining meaningful capital returns during times of strong markets, as well as through periods of downward volatility in our highly cyclical business. We believe that Genco’s low leverage, high dividend payout model executed in this scale is industry-leading in the drybulk shipping public markets which is a core differentiator of the Company, making Genco a highly attractive platform for you, our valued shareholders. That said, our management team and Board regularly evaluates its capital allocation strategy and will continue to do so going forward.

We have accomplished the above strategic initiatives while having been ranked #1, out of 64 public shipping companies, in the annual Webber Research ESG Scorecard1 three years in a row for our industry leadership in sustainability, transparency and governance, representing good capital stewardship. This top ranking is a testament to the entire Genco platform and our well-planned and well-executed corporate governance and sustainability initiatives led by our Board and management team. Furthermore, Genco is one of only two drybulk shipping companies in the public space that files as a U.S.-based company, providing a high-level of transparency regarding our public disclosure and communications.

Our Board consists of active and engaged directors that are open-minded with respect to value-creation opportunities. Our highly-qualified directors bring complementary skills, experience and industry expertise in areas relevant to our business, including shipping, fleet management, commercial and technical management, as well as capital allocation management, financial reporting and M&A.

The Board is of course reviewing the director nominations recently made by George Economou through his entity GK Investor LLC. Our Board is committed to strong corporate governance and will consider these nominations as a part of its normal review process. It will make its formal recommendation in due course and will continue to take actions that are in the best interests of the Company and all of its shareholders.

We believe Genco’s future is bright. We’re executing a clear plan that is delivering solid results today, providing us flexibility to drive returns through the volatility and cyclicality inherent in the business and positioning us to capitalize on market opportunities going forward. Looking ahead, we remain committed to maintaining our strong governance and taking actions that we believe will create the most value for shareholders.

We thank you for your continued support,

James G. Dolphin Chairman of the Board	John C. Wobensmith Chief Executive Officer
1 Based on the Webber Research 2023, 2022 and 2021 ESG scorecard.
Jefferies LLC is acting as financial advisor to Genco, and Kramer Levin Naftalis & Frankel LLP is serving as its legal counsel.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We provide a full-service logistics solution to our customers utilizing our in-house commercial operating platform, as we transport key cargoes such as iron ore, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Capesize (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk) enabling us to carry a wide range of cargoes. We make capital expenditures from time to time in connection with vessel acquisitions. As of January 22, 2024, Genco Shipping & Trading Limited’s fleet consists of 19 Capesize, 15 Ultramax and 12 Supramax vessels with an aggregate capacity of approximately 4,997,000 dwt and an average age of 11.7 years.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This letter contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2022, and the Company's reports on Form 10-Q and Form 8-K subsequently filed with the SEC.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding Proxy Solicitation

Genco intends to file a proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders (the “Proxy Statement”). Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders. Information regarding the names of Genco’s directors and executive officers and their respective interests in Genco by security holdings or otherwise is set forth in Genco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023 and Genco’s proxy statement for the 2023 Annual Meeting of Shareholders, filed with the SEC on April 6, 2023. To the extent holdings of such participants in Genco’s securities are not reported, or have changed since the amounts described, in the 2023 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Genco’s Board of Directors for election at the 2024 Annual Meeting of Shareholders will be included in the Proxy Statement.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by Genco free of charge from the SEC’s website, www.sec.gov. Genco’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171 or from the Investors section of Genco’s website at www.gencoshipping.com.

CONTACT:
Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Aaron Palash / Carleigh Roesler / Jenna Shinderman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

LinkedIn Post

At Genco, our focus is on building on our strong foundation and driving sustainable, long-term shareholder value. The Board of Directors and management team have taken decisive actions and navigated various market environments to successfully transform Genco into a stronger company that is well positioned to capitalize on market opportunities ahead.

Genco issued a letter to our shareholders from our Chairman of the Board James G. Dolphin and Chief Executive Officer John C. Wobensmith highlighting our Comprehensive Value Strategy and our recent progress.

Read our letter to shareholders here:

 A Message to Our Shareholders  Dear Fellow Shareholders,  We are writing today with an update on the important steps we continue to take at Genco to drive sustainable, long-term shareholder value for you.  Over the last several years, our Board of Directors and management team have navigated various market environments, exhibited a disciplined approach to capital allocation and overseen the successful transformation of the Company while maintaining the highest of corporate governance standards. As a result of these actions, the Company is delivering solid operating results and has a strong foundation for continued growth built on its diverse fleet and financial strength.  We are continuing to take concrete measures to deliver on our Comprehensive Value Strategy in a sustainable manner. We developed this strategy with the goal of ensuring that Genco is well positioned to drive value through drybulk shipping market cycles by enhancing the Company’s potential to deliver returns to shareholders, reducing the Company’s financial risks and maximizing the Company’s ability to pursue accretive growth opportunities. Our recent progress has included:  Paying sustained dividends across the market cycles. The Company has paid 17 consecutive quarterly dividends since 2019, including eight since the announcement of the Value Strategy in 2021. Over this 17-quarter period, the Company has paid dividends of $4.745 per share, or approximately 30% of the current share price;  Paid out  17  consecutive quarterly  dividends since 2019  Prioritizing deleveraging within our strong capital structure through voluntary debt repayments to maintain low financial leverage and reduce our cash flow breakeven rate. We are making notable progress towards our medium-term goal of zero net debt and have lowered our debt outstanding by 68% or over $300 million, from Q1 2021 to Q3 2023, significantly reducing our net loan-to-value ratio and cash flow breakeven rate to the lowest in our peer group; and  Reduced debt by  68%  from Q1 2021 to Q3 2023  Focusing on opportunistically driving growth and profitability, having invested $520 million in fleet expansion and modernization in the last five years to add 17 modern, high specification eco vessels to our fleet. We have advanced our fleet renewal strategy with the recent acquisition of two high specification scrubber-fitted Capesize vessels and have an agreement to sell an older, less fuel-efficient Capesize vessel. At the same time, we have invested in new technology that increases efficiency while reducing fuel usage and lowering costs, making our fleet more sustainable and more profitable.  Invested  $520M  in fleet expansion and  modernization in the last five years

 Looking ahead, we have the resources to continue these efforts, having recently closed on a $500 million revolving credit facility and by maintaining significant access to capital with approximately $290 million of undrawn revolver availability. Among other uses, this capital can help us fund future accretive growth opportunities.  A key focus for our Board as part of the Comprehensive Value Strategy is capital allocation. Based on a rigorous analysis of capital allocation alternatives, the Board has strategically prioritized financial deleveraging while simultaneously returning significant capital to shareholders and opportunistically pursuing growth. We believe that achieving low net leverage and, in turn, reduced cash flow breakeven levels provides the most flexibility and optionality for the Company to pursue accretive growth opportunities while maintaining meaningful capital returns during times of strong markets, as well as through periods of  downward volatility in our highly cyclical business. We believe that Genco’s low leverage, high dividend payout model executed in this scale is industry-leading in the drybulk shipping public markets, which is a core differentiator of the Company, making Genco a highly attractive platform for you, our valued shareholders. That said, our management team and Board regularly evaluates its capital allocation strategy and will continue to do so going forward.  We have accomplished the above strategic initiatives while having been ranked #1, out of 64 public shipping companies,  in the annual Webber Research ESG Scorecard1 three years in a row for our industry leadership in sustainability, transparency and governance, representing good capital stewardship.  This top ranking is a testament to the entire Genco platform and our well-planned and well-executed corporate governance and sustainability initiatives led by our Board and management team. Furthermore, Genco is one of only two drybulk shipping companies in the public space that files as a U.S.-based company, providing a high-level of transparency regarding our public disclosure and communications.  Our Board consists of active and engaged directors that are open-minded with respect to value-creation opportunities.  Our highly-qualified directors bring complementary skills, experience and industry expertise in areas relevant to our business, including shipping, fleet management, commercial and technical management, as well as capital allocation management, financial reporting and M&A.  The Board is of course reviewing the director nominations recently made by George Economou through his entity GK Investor LLC. Our Board is committed to strong corporate governance and will consider these nominations as a part of its normal review process. It will make its formal recommendation in due course and will continue to take actions that are in the best interests of the Company and all of its shareholders.  We believe Genco’s future is bright. We’re executing a clear plan that is delivering solid results today, providing us flexibility to drive returns through the volatility and cyclicality inherent in the business and positioning us to capitalize on market opportunities going forward. Looking ahead, we remain committed to maintaining our strong governance and taking actions that we believe will create the most value for shareholders.  James G. Dolphin  Chairman of the Board  John C. Wobensmith  Chief Executive Officer  1Based on the Webber Research 2023, 2022 and 2021 ESG scorecard  GENCOSHIPPING.COM  We thank you for your continued support,

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995  This letter contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2022, and the Company’s reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important Additional Information Regarding Proxy Solicitation  Genco intends to file a proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders (the “Proxy Statement”). Genco, its directors and certain of its executive officers will be participants in the solicitation  of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders. Information regarding the names of Genco’s directors and executive officers and their respective interests in Genco by security holdings or otherwise is set forth in Genco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023 and Genco’s proxy statement for the 2023 Annual Meeting of Shareholders, filed with the SEC on April 6, 2023. To the extent holdings of such participants in Genco’s securities are not reported, or have changed since the amounts described, in the 2023 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Genco’s Board of Directors for election at the 2024 Annual Meeting of Shareholders will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by Genco free of charge from the SEC’s website, www.sec.gov. Genco’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request  by mail to Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171 or from the Investors section of Genco’s website at www.gencoshipping.com.